Registration No. 333-82119
                                                     Rule 424(b)(2)

PRICING SUPPLEMENT No. 16 Dated May 31, 2000
(To Prospectus dated July 22, 1999)

                         $7,500,000,000

   H O U S E H O L D   F I N A N C E   C O R P O R A T I O N

                       Medium Term Notes

           Due Nine Months or More from Date of Issue

Principal Amount:   $47,000,000

Price to Public:    100%                Proceeds to HFC:  99.900%

Issue Date:  June 5, 2000      Stated Maturity:  December 5, 2001

Redeemable On or After:  Not Applicable

Interest Rate:           7.75%

Interest Payment Dates: On the 5th of June and December of each year, commencing December 5, 2000, and the Stated Maturity.

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Calculation Agent:  The Chase Manhattan Bank (National Association)


Agent:  Merrill Lynch & Co.

Agent's Discount or Commission:    .100%